Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

OF

Hermes Logistics Technologies Limited

We consent to the incorporation by reference in this Registration Statement on form S-8 pertaining to Formula Systems (1985) Ltd. – Employees and Office Holders Share Option Plan (2008) (the “Plan”), of our report included in the annual report of Formula Systems (1985) Ltd. on Form 20-F for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on June 30, 2008 and in the amendment to the annual report of Formula Systems (1985) Ltd. on Form 20-F/A for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on December 29, 2008.

/s/ Levy Cohen and Co.
LEVY COHEN AND CO.
Registered Auditors

9th January 2009